     As filed with the Securities and Exchange Commission on June 29, 1998

                                                Registration No. 333-___________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            GALILEO TECHNOLOGY LTD.
             (Exact Name of Registrant as Specified in Its Charter)


            Israel                                         Not Applicable
  -------------------------------                        -------------------
  (State or Other Jurisdiction of                         (I.R.S. Employer
   Incorporation or Organization)                        Identification No.)



    Moshav Manof, D.N. Misgav, Israel                           20184
  ---------------------------------------                    -----------
  (Address of Principal Executive Offices)                    (Zip Code)



           GALILEO TECHNOLOGY LTD. 1997 EMPLOYEE STOCK PURCHASE PLAN
-------------------------------------------------------------------------------
                              (Full Title of Plan)

                                  Manuel Alba
                                   President
                            Galileo Technology Inc.
                               142 Charcot Avenue
                           San Jose, California 95131
                         --------------------------------
                    (Name and Address of Agent For Service)

                                 (408) 367-1400
                                 --------------
         (Telephone Number, Including Area Code, of Agent For Service)

                            Copy to:  Lior O. Nuchi
                     McCutchen, Doyle, Brown & Enersen, LLP
                               3150 Porter Drive
                       Palo Alto, California  94304-1212
                                 (650) 849-4400

                                      CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                                 Proposed               Proposed
             Title of                                             Maximum                Maximum
            Securities                     Amount                Offering               Aggregate              Amount of
              to be                        to be                   Price                Offering              Registration
            Registered                   Registered            Per Share (1)            Price (1)                 Fee
--------------------------------------------------------------------------------------------------------------------------------
Ordinary Shares, NIS 0.01 Nominal
 Value                                           100,000                   $9.94             $994,000                    $293.23
================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices as reported on the Nasdaq National Market System on June 23, 1998.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

       The following documents filed or to be filed with the Commission by the Registrant are incorporated by reference in this Registration Statement:

       (a) Registrant's latest Annual Report on Form 20-F for the fiscal year ended December 31, 1997 filed pursuant to Section 13(a) or 15(d) of the Securities Act of 1934, as amended (the "EXCHANGE ACT").

       (b) Registrant's Quarterly Report on Form 6-K for the quarter ended March 31, 1998, filed on May 27, 1998 with the Commission.

       (c) The description of the Ordinary Shares of the Registrant contained in the Registrant's Registration Statement on Form 8-A filed on July 25, 1997.

       In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part thereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

       Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

       Yesha Primes, a member of Primes, Shiloh, Givon & Co., holds 360,000 shares of the Registrant in trust for certain key employees.

ITEM 6.      INDEMNIFICATION OF DIRECTORS AND OFFICERS

       The Articles of Association provide that the Registrant will indemnify any Office Holder of the Registrant as defined in the Companies Ordinance out of the assets of the Registrant against all liabilities incurred in good faith by such Office Holder in the line of his duties for the Registrant or related thereto. Such indemnification is subject to limitation by Israeli law and the Articles of Association.

       The Registrant has entered into separate indemnification agreements with all its directors and officers. These agreements would require the Registrant, among other things, to indemnify such directors and officers against certain liabilities that may arise by reason of their status or service as directors and officers (other than liabilities arising from willful misconduct of culpable nature) and to advance expenses, in certain circumstances, incurred as a result of any proceeding against them as to which they could be indemnified and to obtain directors' and officers' insurance if available on reasonable terms.

       Christopher J. Schaepe, a director of the Registrant and General Partner of WPG Venture Partners III, L.P., which is the General Partner of Weiss, Peck & Greer Venture Associates III, L.P. and WPG Enterprise Fund II, L.P. (both of which are or were shareholders of the Registrant), is indemnified in his role as a director of the Registrant pursuant to the terms of his respective partnership agreements with the above entities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

       Not applicable.

ITEM 8.  EXHIBITS.

       See Index to Exhibits.

ITEM 9.  UNDERTAKINGS.

       (a) The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the
       -----------------
       registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                   ---------

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering
                                                          ---------
thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Jose, state of California, on this 25th day of June, 1998.

                                    GALILEO TECHNOLOGY, LTD.




                                    By:   /s/ George A. Hervey
                                          --------------------
                                          George A. Hervey
                                          Chief Financial Officer

                               POWER OF ATTORNEY
                               -----------------

       KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George A. Hervey true and lawful attorney-in-fact and agent for such person on his behalf and in such person's name, place and stead, and in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as he himself might or could do if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.


              NAME                               Title                          Date
---------------------------------  ---------------------------------  -------------------------

/s/ Avigdor Willenz               Chief Executive Officer            June 25, 1998
--------------------------------- (Principal Executive Officer)
Avigdor Willenz                   and Director


/s/ George A. Hervey              Chief Financial Officer            June 25, 1998
--------------------------------- (Principal Financial Officer)
George A. Hervey


/s/ Shoulamit Uzan                Financial Controller               June 25, 1998
 -------------------------------- (Principal Accounting Officer)
Shoulamit Uzan


/s/ Manuel Alba                   President of GTI and Director      June 25, 1998
---------------------------------
Manuel Alba


/s/ Matty Karp                     Director                           June 25, 1998
---------------------------------
Matty Karp


/s/ Christopher J. Schaepe        Director                           June 25, 1998
---------------------------------
Christopher J. Schaepe

                               INDEX TO EXHIBITS

   Exhibit
    Number   Exhibit
    ------   -------

      5.1    Opinion regarding legality of securities to be offered

     23.1    Consent of Ernst & Young LLP, Independent Auditors

     23.2    Consent of Primes, Shiloh, Givon & Co.
             (See Exhibit 5.1)

     24.1    Power of Attorney (See page 6)

     99.1    Galileo Technology Ltd. 1997 Employee Stock Purchase Plan